UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2017
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ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35480	20-4645388
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd
Petaluma, CA 94954
(Address of principal executive offices, including zip code)
(707) 774-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Effective September 3, 2017, the Board of Directors (“Board”) of Enphase Energy, Inc. (“Enphase”) appointed Badrinarayanan Kothandaraman, currently Enphase’s Chief Operating Officer, as Enphase’s President and Chief Executive Officer and a member of the Board. As President and Chief Executive Officer, Mr. Kothandaraman will serve as Enphase’s principal executive officer. In connection with his promotion to President and Chief Executive Officer, Mr. Kothandaraman’s annual base salary has been increased to $450,000 with a target bonus opportunity of 100% of his base salary (pro-rated for 2017), with actual bonus payments based on the achievement of corporate performance and individual performance objectives, as determined by the Compensation Committee of the Board. Mr. Kothandaraman will also receive an additional stock option grant of 1,000,000 shares of Enphase common stock with an exercise price to be equal to the closing sales price of Enphase common stock on the grant date as reported by Nasdaq, which will vest over 4 years, based on his continued service, as follows: 25% of the shares to vest on the first anniversary of the grant date and then 1/48th of the shares vesting on each of the 36 months thereafter. The foregoing description of Mr. Kothandaraman’s employment terms is qualified in its entirety by reference to the full text of his offer letter, a copy of which will be filed as an Exhibit to Enphase Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. In addition, the Board has designated Mr. Kothandaraman as a Tier I Participant in Enphase’s Severance and Change in Control Benefit Plan, previously filed with the Securities and Exchange Commission as Exhibit 10.50 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

Mr. Kothandaraman, 45, joined Enphase in April 2017. Prior to joining Enphase, Mr. Kothandaraman spent 21 years with Cypress Semiconductor, most recently serving as executive vice president of Cypress's Data Communications Division since November 2011. Mr. Kothandaraman received his B.Tech degree from IIT Madras and an M.S. degree in materials science from U.C. Berkeley.

There is no arrangement or understanding between Mr. Kothandaraman and any other person pursuant to which Mr. Kothandaraman was selected as President and Chief Executive Officer. Mr. Kothandaraman has no family relationships with any of Enphase’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 6, 2017	ENPHASE ENERGY, INC.
		By:	/s/ Humberto Garcia
Humberto Garcia
Vice President and Chief Financial Officer